EXHIBIT 7.3
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                                                               Execution Version


                          REGISTRATION RIGHTS AGREEMENT


      This Registration Rights Agreement (this "Agreement") is made and entered into as of November 12, 2007, by and among NewStar Financial, Inc., a Delaware corporation (the "Company"), and the several purchasers signatory hereto (each such purchaser, together with its affiliates, a "Holder" and collectively, the "Holders").

      This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof, between the Company and each Holder (the "Purchase Agreement").

      The Company and each Holder hereby agrees as follows:

      1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

      "Advice" shall have the meaning set forth in Section 7(d).

      "Commission" means the Securities and Exchange Commission.

      "Effectiveness Date" means, with respect to the Registration Statement required to be filed under Section 2(a), the 45th calendar day following the Filing Date; provided, however, that, if the Commission reviews and has written comments to the filed Registration Statement, then the Effectiveness Date shall be the 75th calendar day following the Filing Date; provided further, however, that in the event the Company is notified by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates required above; provided further, however, that if the Effectiveness Date falls on a Saturday, Sunday or other day on which the Commission is not open for business, then the Effectiveness Date shall be extended to the next day on which the Commission is open for business.

      "Effectiveness Period" shall have the meaning set forth in Section 2(a).

      "Event" shall have the meaning set forth in Section 2(b).

      "Event Date" shall have the meaning set forth in Section 2(b).

      "Filing Date" means, with respect to the Registration Statement required to be filed under Section 2(a), the earlier of (i) the date on which the Company is eligible to use Form S-3 for the registration of the Registrable Shares as contemplated hereby and (ii) May 1, 2008; provided further, however, that if the Filing Date falls on a Saturday, Sunday or other day on which the Commission is not open for business, then the Filing Date shall be extended to the next day on which the Commission is open for business.

      "Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities.




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      "Indemnified Party" shall have the meaning set forth in Section 6(c).

      "Indemnifying Party" shall have the meaning set forth in Section 6(c).

      "Losses" shall have the meaning set forth in Section 6(a).

      "Plan of Distribution" shall have the meaning set forth in Section 2(a).

      "Prospectus" means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

      "Public Offering' means the sale of Registrable Securities to the public pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8 or any similar or successor form) filed under the Securities Act.

      "Registering Holders" shall have the meaning set forth in Section 3(a).

      "Registrable Securities" means all of (i) the Shares, (ii) any shares of Common Stock (and any shares of Common Stock issued in respect of any Common Stock Equivalents) owned by any Holder prior to the date hereof except shares of Common Stock issued in a Public Offering and (iii) any shares of Common Stock issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to any of the foregoing. Upon the sale, pursuant to a Registration Statement declared effective by the Commission or an exemption from registration under the Securities Act (such that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale), of any of the securities described in clauses (i) and (ii) of the preceding sentence, such securities shall no longer be Registrable Securities.

      "Registration Statement" means any registration statement required to be filed by the Company under Section 2 or Section 3 and any additional registration statement contemplated by Section 4(c), including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

      "Requesting Holders" shall have the meaning set forth in Section 3(a)(ii).

      "Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.



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      "Rule 424" means Rule 424 promulgated by the Commission pursuant to the
Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      "Selling Stockholder Questionnaire" shall have the meaning set forth in
Section 4(a).

      "Stockholders' Agreement" means the Stockholders' Agreement dated as of June 18, 2004 as amended by (i) the First Amendment thereto dated as of August 22, 2005 (ii) the Second Amendment thereto dated as of June 5, 2006 (iii) the Third Amendment thereto dated as of December 12, 2006 and (iv) the Fourth Amendment thereto dated as of March 26, 2007.

      "Subsidiary" means, with respect to the Company, any entity in which the Company owns at least fifty-one percent (51%) of the voting control or economic interests and which is an operating subsidiary of the Company.

      "Trading Day" means, with respect to the Registrable Securities, a day (i) during which trading in the Common Stock generally occurs on The Nasdaq market, or if the Common Stock is not then listed on The Nasdaq market, the principal other United States national or regional securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then traded and (ii) on which a closing sale price for the Common Stock may be obtained.

      "Underwritten Offering" shall have the meaning set forth in Section 3(a).

      "Underwritten Offering Maximum Offering Size" shall have the meaning set forth in Section 3(d).

      2.    Shelf Registration.

            (a) On or prior to the Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 or another appropriate form in accordance herewith and shall contain (unless otherwise directed by Holders of at least 85% of the then outstanding Registrable Securities) substantially the "Plan of Distribution" attached hereto as Annex A. Subject to the terms of this Agreement, the Company shall use its best efforts to cause a Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event on or prior to the Effectiveness Date, and shall use its best efforts to keep the Registration Statement continuously effective under the Securities Act until all Registrable Securities have been sold, or may be sold without volume restrictions pursuant to Rule 144(k), as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the affected Holders (the "Effectiveness Period"). The Company shall telephonically request effectiveness of the Registration Statement as of 4:00 p.m. New York City time on a Trading Day. The Company shall immediately notify the Holders via facsimile or by e-mail delivery


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of a ".pdf" format data file of the effectiveness of the Registration Statement on the same Trading Day that the Company telephonically confirms effectiveness with the Commission, which shall be the date requested for effectiveness of the Registration Statement. The Company shall, by 5:00 p.m. New York City time on the Trading Day after the Effective Date, file a final Prospectus with the Commission as required by Rule 424. Failure to so notify the Holder within 1 Trading Day of such notification of effectiveness or failure to file a final Prospectus as foresaid shall be deemed an Event under Section 2(b).

            (b) If: (i) the Registration Statement is not filed on or prior to the Filing Date or has not been declared effective by the Commission by the Effectiveness Date, or (ii) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be "reviewed" or not be subject to further review, or (iii) prior to the Effectiveness Date of a Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within 10 Trading Days after the receipt of comments by or notice from the Commission that such amendment is required in order for such Registration Statement to be declared effective, or (iv) after the Effectiveness Date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective (except with respect to lapses related to the filing of required post-effective amendments) as to all Registrable Securities included in such Registration Statement, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than 30 consecutive calendar days or more than an aggregate of 65 calendar days during any 12-month period (which need not be consecutive calendar days) (excluding, for purposes of this calculation, any days during a period from any Underwritten Offering Notice Date to the earlier of (X) the date that all Registrable Securities to be included in that Underwritten Offering have been sold therein and (Y) the date that is ninety (90) days after that Underwritten Offering Notice Date) (any such failure or breach being referred to as an "Event", and for purposes of clause (i) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five Trading Day period is exceeded, or for purposes of clause (iii) the date which such 15 Trading Day period is exceeded, or for purposes of clause (iv) the date on which such 30 or 65 calendar day period, as applicable, is exceeded being referred to as an "Event Date"), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to one percent (1%) of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any Registrable Securities then held by such Holder. The parties agree that the maximum aggregate liquidated damages payable to a Holder under this Agreement shall be seven percent (7%) of the aggregate Subscription Amount paid by such Holder pursuant to the Purchase Agreement. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within ten days after the date payable, the Company will pay interest thereon at a rate of ten percent (10%) per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial


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liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.

            (c) In the event that the Company is unable for any reason to include in the Registration Statement required to be filed under Section 2(a) all of the Registrable Securities, then the Company shall use its best efforts to file and cause to be declared effective additional Registration Statements, in order to uphold its obligations under Section 2(a), as promptly as practicable. If not all Registrable Securities may be included in any one Registration Statement, then the Registrable Securities to be included shall be allocated among Holders of such Registrable Securities on a pro rata basis based on the total number of Registrable Securities held by all Holders that have not been included in a Registration Statement.

      3.    Underwritten Offerings.

            (a) At any time after the date hereof, if the Company shall receive a written request from Holders holding more than 14% of the then outstanding Registrable Securities (such requesting persons, the "Requesting Holders") that the Company effect an underwritten offering under the Registration Statement of all or any portion of such Requesting Holders' Registrable Securities, then the Company shall promptly give notice (an "Underwritten Offering Notice") of such requested registration (each such request shall be referred to herein as an "Underwritten Offering") at least fifteen (15) Business Days prior to the anticipated filing date of the registration statement relating to such Underwritten Offering to the other Holders and thereupon shall use its best efforts to effect, as expeditiously as possible, the Underwritten Offering of:

            (i) all Registrable Securities for which the Requesting Holders have requested registration under this Section 3(a), and

            (ii) subject to the restrictions set forth in Section 3(d), all other Registrable Securities that any other Holders (all such Holders, together with the Requesting Stockholders, the "Registering Holders") have requested the Company to register by request received by the Company within fifteen (15) Business Days after such Holders receive the Company's notice of the Underwritten Offering, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities in the Underwritten Offering; provided that no Holder may participate in any registration statement pursuant to this Section 3(a) unless such Holder agrees to sell their Registrable Securities to the underwriters selected as provided in Section 4(n) on the same terms and conditions as apply to the Requesting Holders; provided, however, that no such Registering Holders shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Holder's ownership of his, her or its Registrable Securities to be transferred free and clear of all liens, claims, and encumbrances, (ii) such Holder's power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested; provided, further, however, that the obligation of such Holder to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Holders selling Registrable Securities, and the liability of each such Holder will be in proportion thereto; and provided, further, that such liability will be limited to,


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      the net amount received by such Holder from the sale of his or its
      Registrable Securities pursuant to such registration; provided that, subject to Section 3(c) hereof, the Company shall not be obligated to effect more than three Underwritten Offerings (other than short-form registrations on Form S-3 and other than such additional registrations, if applicable, to provide each Holder with the opportunity to participate in at least one Underwritten Offering and provided that no Underwritten Offering shall be made within 180 days of a prior Underwritten Offering), or any Underwritten Offering unless the aggregate gross proceeds expected to be received from the sale of the Registrable Securities requested to be included by all Registering Holders in such Underwritten Offering are at least $25 million in any Underwritten Offering.

            (b) Promptly after the expiration of the fifteen (15) Business Day period referred to in Section 3(a)(ii) hereof, the Company will notify all Registering Holders of the identities of the other Registering Holders and the number of shares of Registrable Securities requested to be included therein. At any time prior to the effective date of the registration statement relating to such registration, a majority of the Requesting Holders may revoke such request without liability to any of the other Registering Holders, by providing a notice to the Company revoking such request.

            (c) An Underwritten Offering shall not be deemed to have occurred if the Underwritten Offering Maximum Offering Size (as defined below) is reduced in accordance with Section 3(d) such that less than fifty percent (50%) of the Registrable Securities of the Requesting Holders sought to be included in such registration are included.

            (d) If the managing underwriter of an Underwritten Offering advises the Company and the Requesting Stockholders that, in its view, the number of Registrable Securities that the Registering Holders propose to include in such registration exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the "Underwritten Offering Maximum Offering Size"), the Company shall include in such registration, up to the Underwritten Offering Maximum Offering Size all Registrable Securities requested to be included in such registration by the Registering Holders allocated pro rata among such other Registering Holders on the basis of the relative number of Registrable Securities so requested to be included in such registration by each.

      4.    Registration Procedures

      In connection with the Company's registration obligations hereunder, the Company shall:

            (a) Not less than five Trading Days prior to the filing of any Registration Statement and not less than two Trading Days prior to the filing of any related Prospectus or any amendment or supplement thereto, the Company shall, (i) furnish to each Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference, including without limitation quarterly, annual or current reports of the Company filed as post-effective amendments to the Registration Statement if the Company is not eligible to incorporate those documents by reference into the Registration Statement) will be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and


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independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of 85% of the Registrable Securities (which Holders must include OZ Management, L.L.C. while such entity holds Registrable Securities) shall reasonably object in good faith, provided that the Company is notified of such objection in writing no later than five Trading Days after the Holders have been so furnished copies of a Registration Statement or two Trading Days after the Holders have been so furnished copies of any related Prospectus or amendments or supplements thereto. Each Holder agrees to furnish to the Company a completed questionnaire in the form attached to this Agreement as Annex B or other form reasonably acceptable to the Company (a "Selling Stockholder Questionnaire") not less than two Trading Days prior to the Filing Date or by the end of the third Trading Day following the date on which such Holder receives draft materials in accordance with this Section. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities because the Holders of 85% of the Registrable Securities exercise their rights under this Section to object to the filing of a Registration Statement, any liquidated damages that are accruing, at such time shall be tolled and any Event that may otherwise occur because of the exercise of such rights or such delay shall be suspended, until the Holders of 85% of the Registrable Securities no longer object to the filing of such Registration Statement (provided that such tolling shall only occur if the Company uses commercially reasonable efforts to resolve such objection). If any Holder fails to furnish its Selling Stockholder Questionnaire related to a particular Registration Statement not less than two Trading Days prior to the Filing Date or by the end of the third Trading Day following the date on which such Holder receives draft materials in accordance with this Section, any liquidated damages that are accruing, as well as any other rights of such Holder under this Agreement with regard to such Registration Statement, including without limitation, the right to include such Holder's Registrable Securities in such Registration Statement, shall be tolled as to such Holder until such information is received by the Company; provided, however, that the Company shall use commercially reasonable efforts to include such Registrable Securities in such Registration Statement or the next most available Registration Statement as soon as possible after such information is furnished to the Company.

            (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably possible to the Holders true and complete copies of all correspondence from and to the Commission relating to a Registration Statement (provided that the Company may excise any information contained therein which would constitute material non-public information as to any Holder which has not executed a confidentiality agreement with the Company); and (iv) comply in all material


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respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

            (c) If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 100% of the number of shares of Common Stock then registered in a Registration Statement, then the Company shall file as soon as reasonably practicable an additional Registration Statement covering the resale by the Holders of any Registrable Securities not then registered.

            (d) Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than one Trading Day prior to such filing, in the case of (iii) and (iv) below, not more than one Trading Day after such issuance or receipt and, in the case of (v) below, not less than three Trading Days prior to the financial statements in any Registration Statement becoming ineligible for inclusion therein) and (if requested by any such Person) confirm such notice in writing no later than one Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (in which case the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders that pertain to the Holders as a Selling Stockholder or to the Plan of Distribution, but not information which the Company believes would constitute material and non-public information); and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and
(vi) the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the good faith determination of the Company makes it not in the best interest of the Company to allow continued availability of a Registration Statement or


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Prospectus, provided that any and all of such information shall remain confidential to each Holder until such information otherwise becomes public, unless disclosure by a Holder is required by law; provided, further, that notwithstanding each Holder's agreement to keep such information confidential, the Holders make no acknowledgement that any such information is material, non-public information.

            (e) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

            (f) If requested by a Holder, furnish to such Holder, without charge (i) at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission, and (ii) during the Effectiveness Period, as many copies of the Prospectus included in the Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; provided, however, that the Company shall have no obligation to provide any document pursuant to this clause that is available on the Commission's EDGAR system.

            (g) Subject to the terms of this Agreement, the Company hereby consents to the use of each Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(d).

            (h) If NASDR Rule 2710 requires any broker-dealer to make a filing prior to executing a sale by a Holder, the Company shall, upon receipt from such Holder, or its broker-dealer, of all information not in the Company's possession that is necessary to make such filing (i) make an issuer filing with the NASDR, Inc. Corporate Financing Department pursuant to NASDR Rule 2710(b)(10), (ii) respond within five Trading Days to any comments received from NASDR in connection therewith, and (iii) pay the filing fee required in connection therewith.

            (i) Prior to any resale of Registrable Securities by a Holder, use its best efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.



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            (j)   If requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request. In connection therewith, if required by the Transfer Agent, the Company shall promptly after the effectiveness of a Registration Statement cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with the Transfer Agent, together with any other authorizations, certificates and directions required by the Transfer Agent, which authorize and direct the transfer agent to issue such Registrable Securities without legend upon sale by the holder of such shares of Registrable Securities under the Registration Statement.

            (k) Upon the occurrence of any event contemplated by this Section 4, as promptly as reasonably possible under the circumstances taking into account the Company's good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies and instructs the Holders in accordance with clauses (iii) through (vi) of Section 4(d) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable, except that in the case of suspension of the availability of the Registration Statement and Prospectus pursuant to clause
(vi) of Section 4(d), the Company shall not be required to take such action until such time as it shall determine that the continued availability of the Registration Statement and Prospectus is no longer in the best interests of the Company. The Company shall be entitled to exercise its right under this Section 4(k) to suspend the availability of a Registration Statement and Prospectus, subject to the payment of partial liquidated damages pursuant to Section 2(b), for a period not to exceed 90 calendar days (which need not be consecutive days) in any 12 month period.

            (l) Comply in all material respects with all applicable rules and regulations of the Commission.

            (m) The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and any Affiliate thereof and as to any NASD affiliations and, if required by the Commission, of any natural persons that have voting and dispositive control over the Registrable Securities. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within three Trading Days of the Company's request, any liquidated damages that are accruing at such time as to such Holder only, as well as any other rights of such Holder under this

Agreement, including without limitation, the right to include such Holder's Registrable Securities in a Registration Statement shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information is delivered to the Company; provided, however, that the Company shall use commercially reasonable efforts to include such Registrable Securities in such Registration Statement or the next most available Registration Statement as soon as possible after such information is furnished to the Company with any additional expenses incurred by the Company associated with the preparation and filing of such registration statement or statements with the Commission to be borne by such Holder or Holders.

            (n) In connection with any Underwritten Offering, the following shall apply:

                  (i) the Company shall make reasonably available for inspection by the Registering Holders, any underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other agent retained by the Registering Holders or any such underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company;

                  (ii) the Company shall cause its officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Registering Holders or any such underwriter, attorney, accountant or agent in connection with the Registration Statement, in each case, as shall be reasonably necessary to enable such persons to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act;

                  (iii) the Company shall cause its counsel to deliver an opinion and updates thereof relating to the Registrable Securities in customary form that covers such matters customarily covered in opinions of this type addressed to such Registering Holders and the managing underwriters, if any, thereof, and dated, in the case of the initial opinion, the effective date of such Registration Statement;

                  (iv) the Company shall cause its officers to execute and deliver all customary documents and certificates and updates thereof requested by any underwriters of the Registrable Securities;

                  (v) the Company shall cause its independent public accountants to provide to the selling Registering Holders of the applicable Registrable Securities and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72;

                  (vi) the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such all other actions as are required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a "qualified independent underwriter" in connection with the qualification of the underwriting arrangements with the NASD; it being understood and agreed that Registering Holders holding a majority of Registrable Securities to be included in that Underwritten Offering shall have the right, in its sole discretion, to select an underwriter or underwriters in connection with that Underwritten Offering;

                  (vii) the Company shall have appropriate officers of the Company (A) prepare and make presentations at any "road shows" and before analysts and rating agencies, as the case may be, (B) take other actions to obtain ratings for any Registrable Securities and (C) otherwise cooperate as requested by the underwriters in the offering, marketing or selling of the Registrable Securities; and

                  (viii) neither the Company nor any Registering Holder participating in that Underwritten Offering shall effect any public sale or distribution, including any sale pursuant to Rule 144, of any Common Stock Equivalents (except as part of such Underwritten Offering) during the period beginning 14 days prior to the effective date of the applicable registration statement until the earlier of (i) such time as the Company and the lead managing underwriter shall agree and (ii) 90 days for all other offerings.

      5. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system,
(ii) fees and expenses of compliance with any securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters to be provided pursuant to Section 4(n)(v) hereof), (vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees and out-of-pocket expenses of one counsel to the Holders participating in the offering selected by the Holders holding the majority of the Registrable Securities to be sold for the account of all Stockholders in the offering, (ix) fees and expenses in connection with any review by the NASD of the underwriting arrangements or other terms of the offering, and all fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in any offering pursuant to section 3 of Schedule E to the Bylaws of the NASD, including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any "blue sky" or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents' and registrars' fees and expenses and the fees and expense of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any "road shows" undertaken in connection with the registration, marketing or selling of the Registrable Securities, (xiv) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies and (xv) all other costs and expenses incurred by the Company or its officers in connection with their compliance with Sections 2 and 3 hereof.

      6.    Indemnification.

            (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the directors, officers, shareholders, members, partners, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the directors, officers, directors, shareholders, members, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements or omissions or alleged untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by or on behalf of such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved by such Holder for use in a Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that each Holder has approved Annex A hereto for this purpose) or (ii) in the case of an occurrence of an event of the type specified in Section 4(d)(ii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 7(d). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware arising from or in connection with the transactions contemplated by this Agreement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 6(c)) and shall survive the transfer of the Registrable Securities by the Holders.

            (b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (x) such Holder's failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or such Prospectus or (ii) to the extent that such information relates to such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved by such Holder expressly for use in a Registration Statement (it being understood that each Holder has approved Annex A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (iii) in the case of an occurrence of an event of the type specified in Section 4(d)(iii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 7(d). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

            (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with the defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have prejudiced the Indemnifying Party.

      An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Indemnified Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

      Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof (such notice to include reasonable documentation of all expenses) to the Indemnifying Party, provided that the Indemnified Party shall reimburse the Indemnifying Party any such fees and expenses applicable to such actions for which such Indemnified Party is judicially determined to be not entitled to indemnification hereunder within five calendar days of such determination.

            (d) Contribution. If the indemnification under Section 6(a) or 6(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise) or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

      The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except in the case of fraud by such Holder.

      The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

      7.    Miscellaneous.

            (a) Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will, to the extent permitted by applicable law, be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

            (b) No Piggyback Registrations. Neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the Registration Statement(s) other than the Registrable Securities and shares granted certain registration rights pursuant to the Stockholders' Agreement. Except as may be required pursuant to the Stockholders' Agreement, the Company shall not file any other registration statements (other than on Form S-4 or Form S-8 or filed pursuant to Article V of the Stockholders' Agreement) until the initial Registration Statement required hereunder is declared effective by the Commission, provided that this Section 7(b) shall not prohibit the Company from filing amendments to registration statements filed prior to the date of this Agreement.

            (c) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement and shall sell the Registrable Securities only in accordance with a method of distribution described in such Registration Statement.

            (d) Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 4(d), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as it practicable. The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of the Registrable Securities hereunder shall be subject to the provisions of Section 2(b).

            (e) Piggyback Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to each Holder a written notice of such determination and, if within 15 calendar days after the date of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered; provided, however, that, the Company shall not be required to register any Registrable Securities pursuant to this
Section 7(e) that are eligible for resale pursuant to Rule 144(k) promulgated under the Securities Act or that are the subject of a then effective Registration Statement.

            (f) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of at least 85% of the then outstanding Registrable Securities. If a Registration Statement does not register all of the Registrable Securities pursuant to a waiver or amendment done in compliance with the previous sentence, then the number of Registrable Securities to be registered for each Holder shall be reduced pro rata among all Holders and each Holder shall have the right to designate which of its Registrable Securities shall be omitted from such Registration Statement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

            (g) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

            (h) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights (except by merger or otherwise by operation of law) or obligations hereunder without the prior written consent of Holders holding at least 85% of the then outstanding Registrable Securities. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

            (i) No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except for rights granted pursuant to the Stockholders' Agreement, neither the Company nor any of its subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.

            (j) Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

            (k) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

            (l) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

            (m) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

            (n) Headings. The headings in this Agreement are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

            (o) Independent Nature of Holders' Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. The decision of each Holder to purchase Shares pursuant to the Transaction Documents has been made independently of any other Holder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Holders has been provided with the same Registration Rights Agreement for the purpose of closing a transaction with multiple Holders and not because it was required to do so by any Holder.

                            (Signature Pages Follow)

      IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                    NEWSTAR FINANCIAL, INC.


                                    By:    /s/  Timothy J. Conway
                                        ------------------------------------
                                        Name:  Timothy J. Conway
                                        Title: Chairman and Chief Executive
                                               Officer


                       [SIGNATURE PAGE OF HOLDERS FOLLOWS]

          [SIGNATURE PAGE OF HOLDERS TO REGISTRATION RIGHTS AGREEMENT]




NAME OF HOLDER:
                                                --------------------------------

SIGNATURE OF AUTHORIZED SIGNATORY OF HOLDER:
                                                --------------------------------

NAME OF AUTHORIZED SIGNATORY:
                                                --------------------------------


TITLE OF AUTHORIZED SIGNATORY:
                                                --------------------------------


                           [SIGNATURE PAGES CONTINUE]

                                     ANNEX A

                              Plan of Distribution

      Each selling stockholder (the "Selling Stockholders") of the common stock of NewStar Financial, Inc. (the "Company") and any of their pledgees, assignees, transferees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the Trading Market or any stock exchange, market or trading facility on which the shares are then traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately negotiated transactions;

      o settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

      o broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

      o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

      o     an Underwritten Offering;

      o     a combination of any such methods of sale; or

      o     any other method permitted pursuant to applicable law.

      The Selling Stockholders may also sell all or a portion of such shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), provided that they meet the criteria and conform to the requirements of that rule, rather than under this prospectus.

      For any particular Underwritten Offering pursuant to this shelf registration statement:

      (a) an underwriter may allow, and dealers may reallow, concessions on sales to certain other dealers;

      (b) the Company and the Selling Stockholders may agree to indemnify an underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments an underwriter may be required to make in connection with these liabilities; and

      (c) the Company, its executive officers, its directors and the Selling Stockholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, the Company and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any shares of our common stock or any securities convertible into or exchangeable for our common stock. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. The Company expects an underwriter to exclude from these lock-up agreements, securities exercised and/or sold pursuant to 10b5-1 pre-set selling programs that are in place at the time of an offering made pursuant to this prospectus and any prospectus supplement hereto.

      Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

      In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

      The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common

Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

      The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

      Because Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Stockholder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker dealer regarding the sale of the shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

      We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations under Rule 144 of the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

      Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

                                     ANNEX B

                             NEWSTAR FINANCIAL, INC.

               SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE

      The undersigned beneficial owner of common stock (the "Registrable Securities") of NewStar Financial, Inc., a Delaware corporation (the "Company"), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the "Registration Rights Agreement") to which this document is annexed. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

      Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related prospectus.

                                     NOTICE

      The undersigned beneficial owner (the "Selling Securityholder") of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

      The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

                                  QUESTIONNAIRE

1.    NAME.

      (a)   Full Legal Name of Selling Securityholder:

      (b) Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

      (c) Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2.    ADDRESS FOR NOTICES TO SELLING SECURITYHOLDER:

      Telephone:
      Fax:
      Contact Person:

3.    BROKER-DEALER STATUS:

      (a)   Are you a broker-dealer?

            Yes   No

      (b) If "yes" to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company.

            Yes   No

            If no, the Commission's staff has indicated that you should be identified as an underwriter in the Registration Statement.

      (c)   Are you an affiliate of a broker-dealer?

            Yes   No

      (d) If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

            Yes   No

            If no, the Commission's staff has indicated that you should be identified as an underwriter in the Registration Statement.

4. BENEFICIAL OWNERSHIP OF OTHER SECURITIES OF THE COMPANY OWNED BY THE SELLING SECURITYHOLDER.

      Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Purchase Agreement.

      (a) Type and Amount of other securities beneficially owned by the Selling Securityholder:

      (b)   Shared or sole ownership?

            If shared, please indicate the name and relationship of the party with whom ownership is shared:

5.    RELATIONSHIPS WITH THE COMPANY:

      Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

      State any exceptions here:

      The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

      By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment (including any post-effective amendment) of the Registration Statement and the related prospectus. In accordance with the Selling Securityholder's obligations under the Securities Purchase Agreement dated as of November 12, 2007, among the Company and the Holders named therein, to cooperate with the Company as reasonably requested by the Company in connection with the Registration Statement, the Selling Securityholder agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein, which may occur subsequent to the date hereof at any time while the Registration Statement remains in effect.

      IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:                                    Beneficial Owner:
      ------------------------------


                                          By:
                                             ---------------------------------
                                          Name:
                                          Title:


           PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

                             Matthew Frascella, Esq.
                        Edwards Angell Palmer & Dodge LLP
                              111 Huntington Avenue
                              Boston, MA 02199-7613
                               (tel) 617.239.0846
                               (fax) 866.885.2165